CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form 10-SB of our report dated March 29, 2002, except for Note 9 as to which the date is August 9, 2002, relating to the financial statements of GenoMed, Inc. as of December 31, 2001 and our report dated March 29, 2002 relating to the financial statements of Genomic Medicine, LLC as of November 9, 2001 and the reference to our firm as experts in the Registration Statement.




Stark Winter Schenkein & Co., LLP
Certified Public Accountants


August 22, 2002
Denver, Colorado